EXHIBIT 5.01
[Baker & Hostetler LLP Letterhead]
February 13, 2009
Keithley Instruments, Inc.
28775 Aurora Road
Solon, Ohio 44139
Ladies and Gentlemen:
     We have acted as counsel to Keithley Instruments, Inc., an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to 1,000,000 common shares, without par value, of the Company (the “Shares”), pursuant to the 2009 Stock Incentive Plan (the “Plan”).
     We have examined: (i) the Restated Articles of Incorporation and Code of Regulations, as amended, of the Company, (ii) the Registration Statement, (iii) the Plan and (iv) such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as copies, and the authenticity of all such documents.
     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Ohio and the federal laws of the United States of America.
     Based solely thereon, we are of the opinion that the Shares available for issuance under the Plans, when issued, paid for and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Baker & Hostetler LLP